Calculation of Filing Fee Tables
S-3
DYCOM INDUSTRIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.33 1/3 par value	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $1.00 par value	457(r)				0.0001381
Fees to be Paid	3	Debt	Senior Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Debt	Subordinated Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Guarantees	457(r)				0.0001381
Fees to be Paid	6	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	7	Other	Warrants	457(r)				0.0001381
Fees to be Paid	8	Other	Securities Purchase Contracts	457(r)				0.0001381
Fees to be Paid	9	Other	Securities Purchase Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registrants are registering an indeterminate amount of securities of each identified class for offer and sale from time to time at indeterminate offering prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis.

[2]	See Note 1.

[3]	See Note 1. The debt securities may be issued by Dycom Industries, Inc. or Dycom Investments, Inc. Debt securities issued by Dycom Industries, Inc. may be guaranteed by Dycom Investments, Inc. and one or more of the registrants named under "Table of Additional Registrants." Debt securities issued by Dycom Investments, Inc. may be guaranteed by Dycom Industries, Inc. and one or more of the registrants named under "Table of Additional Registrants."

[4]	See Notes 1 and 3.

[5]	See Notes 1 and 3. The guarantees of debt securities will be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to any such guarantees.

[6]	See Note 1.

[7]	See Note 1.

[8]	See Note 1.

[9]	See Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Dycom Industries Inc	S-3	333-274181	08/24/2023		$ 0.00	Unallocated (Universal) Shelf			$ 400,000,000.00
Fee Offset Sources	2	Dycom Industries Inc	S-3	333-173059		03/25/2011						$ 46,440.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrants previously registered an indeterminate amount of securities of each identified class for offer and sale from time to time with an aggregate initial offering price not to exceed $400,000,000 pursuant to a Registration Statement on Form S-3 (No. 333-173059), which was filed on March 25, 2011 (as subsequently amended, the "2011 Registration Statement"). In connection with the 2011 Registration Statement, a registration fee in the amount of $46,440 was paid and no securities were sold thereunder. The registration fee was consequently transferred in full to subsequent registration statements of the registrants as follows: to the Registration Statement on Form S-3 (No. 333-198651), filed on September 9, 2014 (the " 2014 Registration Statement"); then to the Registration Statement on Form S-3 (No. 333-220322), filed on September 1, 2017 (the " 2017 Registration Statement"); then to the Registration Statement on Form S-3 (No. 333-248445), filed on August 27, 2020 (the "2020 Registration Statement"); and then to the Registration Statement on Form S-3 (333-274181), filed on August 24, 2023 (the "2023 Registration Statement"), with the offering of the unsold securities registered on the 2011 Registration Statement terminating upon the effectiveness of the 2014 Registration Statement, the offering of the unsold securities registered on the 2014 Registration Statement terminating upon the effectiveness of the 2017 Registration Statement, the offering of the unsold securities registered on the 2017 Registration Statement terminating upon the effectiveness of the 2020 Registration Statement and the offering of the unsold securities registered on the 2020 Registration Statement terminating upon the effectiveness of the 2023 Registration Statement. As of the date of this registration statement, no securities have been sold under the 2023 Registration Statement and the registrants therefore have not used any of the registration fee paid in connection with the 2011 Registration Statement. The offering of the unsold securities registered on the 2023 Registration Statement terminates upon the effectiveness of this registration statement. In accordance with Rule 457(p) under the Securities Act, that full unused amount of the registration fee paid in connection with the 2011 Registration Statement shall be applied to off-set any registration fees due from time to time for this registration statement.

Offset Note
[2]	See Note 1.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A